Northern Trust Asset Management Code of Ethics

I.Policy Summary

A. Authority

Rule 17j-1(c)(1) of the Investment Company Act of 1940 (the "Advisers Act")

Rule 204A-1 of the Investment Advisers Act of 1940 (the "1940 Act")

Market Abuse Regulation

FCA Handbook COBS 11.7 ("FCA Rules")

B. Statement of Purpose

The policy was created to address Rule 17j-1(c)(1) under the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940. In the UK, the policy is intended to address relevant provisions of the Market Abuse Regulation and relevant FCA rules. The policy establishes general principles governing the conduct of all persons covered by the policy.

C. Scope and Applicability

The policy covers the following activities:

∙Personal SecuritiesTransactions

∙AccessPersons ReportingRequirements (Initial, Quarterlyand Annual)

D.Governing Body with Oversight

NTAM Ethics Committee

E. Related Policies

The Northern Trust Corporation Securities Transaction Policy and Procedures The Northern Trust Corporation Disclosure Policy

The Northern Trust Corporation Standards of Conduct

Northern Trust Policy and Procedures Relating to SEC Pay-to-Play Rule (Rule 206(4)-5) NTI Gifts and Entertainment Policy

NTI Self-Indexing Information Barrier Policy NT EMEA Gifts and Entertainment toolkit

NT EMEA Conflicts of Interest and Inducements Policy

NORTHERN TRUST APAC – GIFTS AND ENTERTAINMENT POLICY

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F. Effective Date

March 31, 2021

II.Policy Details

The Code of Ethics (the "Code") has been adopted by Northern Trust Investments, Inc., Northern Trust Global Investments Limited,50 South Capital Advisors and Belvedere Advisors, LLC (collectively "the Advisors") in compliance with the 1940 Act and Advisers Act.

All persons covered by the Code (defined as Access Persons) agree to read, understand, and comply with the Code. Access Persons have an obligation to seek guidance or take any other appropriate steps to make sure they understand their obligations under the Code. On a quarterly basis Access Persons are required to certify in writing their understanding of, and adherence to, the Code (as amended) and their agreement to comply with its requirements.

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Northern Trust Asset Management

Code of Ethics

Northern Trust Investments, Inc.

Northern Trust Global Investments Limited

50 South Capital Advisors, LLC

Belvedere Advisors LLC

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Table of Contents

I.	Introduction...........................................................................................................................................................................................	5
A.	General Principles...............................................................................................................................................................................	5
II.	Scope of the Code .................................................................................................................................................................................	5
A.	Who is Subject to the Code? .............................................................................................................................................................	5
B.	What Accounts are Subject to the Code? .....................................................................................................................................	6
C.	What are Discretionary (Managed) Accounts?.......................................................................................................................	7
D.	Where can my Covered Accounts be Held? ................................................................................................................................	7
E.	What Securities are Subject to the Code?....................................................................................................................................	7
III.	Personal Securities Transactions - Restrictions ......................................................................................................................	8
A.	Initial Public Offerings.......................................................................................................................................................................	8
B.	Limited or Private Offerings............................................................................................................................................................	8
C. Client Accounts and Affiliated Funds.............................................................................................................................................		8
D.	Blackout Periods..................................................................................................................................................................................	9
E.	Holding Period......................................................................................................................................................................................	9
F.	Pre-Clearance........................................................................................................................................................................................	9
G.	Prohibited Trading..............................................................................................................................................................................	9
H.	Trading in Northern Trust Corporation Securities.................................................................................................................	9
IV.	Compliance Procedures...................................................................................................................................................................	10
A.	Pre-Clearance.....................................................................................................................................................................................	10
B.	Initial and Annual Holdings Reporting.....................................................................................................................................	10
C.	Covered Account Reporting..........................................................................................................................................................	11
D.	Quarterly Transaction Reporting...............................................................................................................................................	11
E.	Certifications of Compliance.........................................................................................................................................................	11
F.	Reporting Violations........................................................................................................................................................................	11
V.	Standards of Business Conduct ...................................................................................................................................................	12
A.	Compliance with Laws and Regulations...................................................................................................................................	12
B.	Insider Trading..................................................................................................................................................................................	12
C.	Gifts and Entertainment.................................................................................................................................................................	12
D.	Political Contributions and Pay-to-Play...................................................................................................................................	12
E.	Confidentiality ...................................................................................................................................................................................	13
F.	Outside Employment and Activities ..........................................................................................................................................	13
VI.	Governance .........................................................................................................................................................................................	13
A.	Oversight..............................................................................................................................................................................................	13
B.	Sanctions..............................................................................................................................................................................................	13
C.	Exceptions to the Code....................................................................................................................................................................	13
VII.	Recordkeeping and Administration ..........................................................................................................................................	13

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I.Introduction

The Code of Ethics (the "Code") has been adopted by Northern Trust Investments, Inc., Northern Trust Global Investments Limited,50 South Capital Advisors, LLC and Belvedere Advisors LLC (collectively "the Advisors")in compliance with Rule 17j-1(c)(1) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"). It has also been adopted by Northern Trust Global Investments Limited in compliance with FCA rules related to personal account dealing.

All persons covered by the Code agree to read, understand, and comply with the Code. You have an obligation to seek guidance ortake any other appropriate steps to make sure you understand your obligations under the Code. Any questions relating to this document should be brought to the attention of Asset_Management_Compliance@ntrs.com .  On a quarterly basis you will be required to c e r t i f y in writing your understanding of, and adherence to, the Code (as amended) and your agreement to comply with its requirements.

A.GeneralPrinciples

The Code establishes general principles governing the conduct of all persons covered by the Code in connection with the Advisors' investment advisory services,as well as proceduresto ensure compliance with these general principles. These principles emphasize the Advisors' fiduciary duties to clients and the obligation of persons covered under the Code to uphold these fundamental duties:

1.Theduty at all times to placethe interests of clients first;

2.The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code and to seek to avoid, manage or mitigate any actual or potential conflict of interest or any abuse of a person's positionof trust andresponsibility;

3.The principle that no person shouldtake inappropriateadvantage of their positions;

4.The fiduciaryprinciple that informationconcerning the identityof securityholdings and financialcircumstances ofclients is confidential;

5.The principle that independence in the investment decision-making process is paramount;

6.The dutyto preserve the Advisors'reputationfor honesty, integrity and professionalism; and

7.In personal securities investing,individualsshouldfollowa philosophy of investment rather thantrading.

II.Scope of the Code

A.Who is Subject to the Code?

All of the following persons are deemed "Access Persons."

1.Directors , officers and employees of the Advisors (or other personsoccupying a similar status or performingsimilarfunctions);

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2.Any person who:

i.Has accessto nonpublic informationregarding any clients' purchase orsale of securities,or nonpublic informationregardingthe portfolioholdings ofany client account the Advisors or their affiliates manage, orany fund which is advised or sub- advised by the Advisors;

ii.Makesrecommendationsorinvestment decisions;

iii.Has the power toexercise a controllinginfluence overthe managementand policies over investment decisionsof theAdvisors,or who obtainsinformation concerning recommendations madeto a clientaccount withregard to a purchase orsale of a security;

iv.Any other person who provides investment advice and is subjectto the Advisors' supervisionandcontrol; or

v.Any other persons deemedto bean Access Personby the Advisors'

Chief ComplianceOfficers(e.g.,consultants,contractors,interns).

B.What Accounts are Subject to the Code?

Covered Accounts include accounts in which Covered Securities can be bought, sold or held. All of the following, if held, are subject to the Code:

1.Accounts in the name of the AccessPerson;

2.Accounts ofthe Access Person's spouse;

3.Accountsof all immediate childrenor other relatives (by marriage or otherwise)living in the Access Person's home;

4.Accountsin whichany ofthe foregoingAccess Persons had any beneficial ownership1 interest or over which he or she can exercisecontrol or investment influence.

Covered Accounts Include:

∙Brokerage Accounts, Investment Club Accounts , Tax Efficient Wrapper Accounts [e.g. self-select Individual Savings Accounts (ISAs) or Child Trust Funds]

∙IRA and IRA Rollover Accounts or any Pension Plan that has a self-select option with the ability to exercise discretion in Covered Securities [e.g. Self-Invested Personal Pension Accounts (SIPPs)]

∙Employee Stock Ownership and Purchase Plan Accounts (ESOPs/ESPPs) held at third party record keepers (e.g. Capita)

∙Trust and Investment Management Accounts managed by Northern Trust or third parties exercising discretionary investmentauthority (e.g. managedaccounts)

∙UTMA and UGMA accounts (UniformTransfers to Minors Act/Uniform Gifts to Minors Act)

1As defined in §240.16a-1 of the Securities Exchange Act of 1934, "the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniaryinterest in theequity securities, subject to the following: (i) The termpecuniaryinterest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in anyprofit derived from a transactionin the subject securities. (ii) The termindirect pecuniary interest in any class of equity securities shall include, but not be limited to: (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted;(B) A general partner's proportionate interest in the portfolio securitiesheld by a general or limited partnership.(C) A performance-related fee, other than anasset-based fee, received by any broker,dealer, bank, insurance company,investment company, investment adviser, investment manager, trustee or person or entityperforming a similar function; (D) A person'sright to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;(E) A person's interest in securities held by a trust, as specified in §240.16a-8(b); and (F) A person's right to acquire equity securities through the exercise or conversion of any derivativesecurity, whether or notpresently exercisable."

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Covered Accounts Do Not Include:

∙U.S. based Northern Trust Thrift-Incentive Plan (TIP),Northern Trust Employee Stock OwnershipPlan (ESOP), UKAllEmployeeShareOwnershipPlan(AESOP)

∙Northern Fund Accounts,Personal Savings and Checking Accounts, Defined Contribution Plans

∙Dividend Reinvestment Plan (DRIP) Accounts

∙529 College Savings Plans, Health Savings Accounts (HSAs)

∙Mutual fund only accounts that can only hold shares of open-end mutual funds registered under the 1940 Act orUCITS funds that are not advised or sub-advised by the Advisors or their affiliates

C.What are Discretionary (Managed) Accounts?

Any accounts over which the Employee has no direct or indirect influence or control, such as an account managed by an investment advisor on a discretionary basis.

Evidence that this arrangement is in place must be provided to the local compliance team and uploaded into MyCompliance. Once such evidence is provided, quarterly disclosure of holdings within the account is not required. The Access Person must immediately disclose to Compliance if at any future point the Covered Account ceases to be managed by an investment advisor.

D.Where can my Covered Accounts beHeld?

All U.S. based Access Persons must maintaintheir Covered Accounts at a designated broker.

Non U.S. based Access Persons do not have a designated broker requirement for Covered Accounts. For Access Person based in Hong Kong, it is a requirement to notify and request approval from the Compliance Department before new accounts are opened. Please submit a request by email to AM_APAC_Risk_and_Compliance@ntrs.com.

E.What Securities are Subject to the Code?

Covered Securities2 Include:

∙Any stock, bond, future, investment contract or any other instrument that may be considered a security

∙Options onsecuritiesandindexes

∙Limited or Private Offerings (e.g., hedge funds, private equity funds, etc.)

∙Closed-endmutualfundsandunitinvestmenttrusts

∙Proprietary open-end mutual funds registered under the 1940 Act (e.g. Northern Funds, etc.),except money market funds

∙Securities issued by NorthernTrust Corporation (including NTRS incentive awards e.g., option grants, restricted stock units)

∙Exchange-tradedfunds

∙Non-U.S.unit investmenttrustsand non-U.S.investmentfunds

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Covered Securities Do Not Include:

∙Direct obligations of the sovereign governments, including but not limited to those of the United Statesand United Kingdom (e.g.,treasury securities)

∙Bankers acceptances, bank certificates of deposit, commercial paperand high quality short- term debt obligations, including repurchase agreements

∙Shares issued by registered money market funds including those registered under the 1940 Act

∙Non-Proprietary open-end mutual funds registered under the 1940 Act

∙UCITS Exchange-tradedfunds

∙Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds registered under the 1940 Act that are not advised or sub-advised by the Advisors or their affiliates

2As defined by Section 202(a)(18) of the Investment Advisers Act of 1940, "'Security' means any note, stock, treasury stock, security future, bond, debenture,evidence of indebtedness, certificateof interest or participationin anyprofit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security(including a certificate of deposit) or on any group or index of securities (including any interest therein or basedon the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchangerelating to foreign currency, or, in general, any interest or instrument commonly knownas a ''security'', or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantyof, or warrant or right to subscribe to or purchaseany of the foregoing.

III.Personal Securities Transactions - Restrictions

Access Personsmust comply with the following restrictionsregarding personal securities transactions in CoveredAccounts.

A.Initial Public Offerings

Access Persons are prohibited from acquiring any securities in an initial public offering before an initial public offering in the secondary market.

B.Limited or Private Offerings

Access Persons must separately pre-clear through MyCompliance any buy or sell of a limited or private offering.

C.Client Accounts and Affiliated Funds

No Access Person shall engage in a securities transaction when the Access Person knows at the time of the transaction that such security is being considered for purchase or sale by the Advisors or their affiliates.

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D.Blackout Periods

1.Access Persons are prohibited from buying or selling a Covered Security during the period beginning seven calendar days before and ending seven calendar days after the day on which a client account has bought or sold that same Covered Security. This does not apply when:

• A client account buys or sells Covered Securities with a market capitalization above $10 billion or;

•A client account buys or sells Covered Securities with a market capitalization below $10 billion and the trading volume of securities traded on behalf of clients is below 0.25% of the thirty day average daily trading volume of that security;

•A client account buys or sells a broad based ETF (as produced by the NTAM Risk Department and maintained by the NTAM Compliance Department) or the trading volume of the ETF traded on behalf of clients is below 0.25% of the thirty day average daily trading volume of that ETF.

2.No Access Person shall purchase or sell any Covered Security for a period of five business days after the Covered Security has been added to the listing of securities that the Northern Trust Research Department provides guidance on.

3.Access Persons may also be prohibited from transacting in Northern Trust Securities during quarterly earnings blackout periods as defined in the Northern Trust Corporation Securities Transactions Policy and Procedures.

4.Access Persons are prohibited from transacting in FlexShares ETFs with low trading volume during the during the monthly blackout period.

5.Access Persons are prohibited from executing a transaction in constituents of NTI Indices during a reconstitution or indicative optimization of an index as defined in the NTI Self- Indexing Information Barrier Policy.

E.Holding Period

Access Persons are subject to a minimum 60-day holding period for any Covered Security. This period starts on the date a security was purchased (whether or not the individual was an Access Person at the time) or, where no transaction occurred, from the date on which beneficial ownership or entitlement transferred to the Access Person.

F.Pre-Clearance

The maximum number of shares an Access Person may transact is limited to the number of shares pre-cleared in MyCompliance.

G.Prohibited Trading

Access Persons are prohibited from trading options, futures and derivative securities (e.g. swaps, warrants, etc.) and short-selling in Covered Securities. Access Persons should also not engage in speculative or excessive trading. On a case by case basis, the NTAM Compliance Department may prohibit executing transactions in securities where deemed appropriate.

H.Trading in Northern Trust Corporation Securities

Access Persons are subject to and must comply with the Northern Trust Corporation Securities

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Transactions Policy and Procedures and Disclosure Policy.

IV. ComplianceProcedures

A.Pre-Clearance

Access Persons are required to obtain pre-clearance for a transaction in a Covered Security by submitting a request through MyCompliance. For market and limit orders, each approval for a transaction shall be valid on the day approval is received through the following business day financial markets are open for trading. If an order has not been executed in the market at the end of this period, the approval expires and a new request must be submitted. The maximum number of shares an Access Person may transact is limited to the number of shares pre-cleared in MyCompliance.

Exceptions to Pre-Clearance

∙Purchases or sales of Covered Securitiesin trust and investment management accounts managed by NorthernTrust or third parties exercising discretionary investment authority (i.e. managed accounts)approved by the NTAM Compliance Department

∙Purchases or sales pursuant to an automatic investment plan, a program in which regular periodic purchases or withdrawals are made automatically in (or from) accounts in accordance with a predetermined scheduleand allocation (including a dividend reinvestment plan)

∙Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired

∙Acquisitions of securities through stock dividends, dividend reinvestments,stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

∙Purchases or sales of any Non-Proprietary open-end mutual funds registered under the 1940 Act, including money market funds

∙ Purchases or sales in Non-Proprietary UCITS Funds and UCITS Exchange-traded funds

B.Initial and Annual Holdings Reporting

1.Access Persons must submit through MyCompliance a report of all holdings of Covered Securities within 10 calendar days of becoming an Access Personand thereafter on an annual basis. The information in the initial holdings report must be current as of a date no more than 45 days prior to the individual becoming an Access Person or the date the annual holdings report is submitted and include:

i.Titleand exchangeticker symbol or CUSIP/ISIN number,type of security, number of sharesand principalamount (ifapplicable) ofeachCovered Security in which the Access Personhasany direct or indirect beneficial ownership;

ii.Name of any broker, dealer or bank with which the Access Personmaintains an account in whichany securitiesare held for the Access Person's direct or indirect benefit;and

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iii.Date thereport is submitted.

C.CoveredAccount Reporting

Access Persons must disclose the following information about any Covered Account:

1.Name of the broker, dealer or bank with which the Access Person established the account;

2.Date the account was established; and

3.Date the report is submitted.

D.Quarterly Transaction Reporting

Access Persons must submit a quarterly transaction report through MyCompliance no later than

30 days after the end of each calendar quarter covering all transactions in Covered Securities during the quarter where the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The quarterly transaction report must include:

1.Date of the transaction, the title and exchange ticker symbol or CUSIP/ISIN number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each Covered Security;

2.Nature of the transaction (e.g., buy or sell);

3.Price at which the transaction was effected;

4.Name of the broker, dealer or bank with or through which the transaction was effected; and

5.Date the quarterly transaction report is submitted.

E.Certifications of Compliance

A copy of the Code will be distributed to Access Persons on an initial and quarterly basis no later than 30 days after the end of each quarter. Access Persons are required to certify that:

1.They have received, understood and complied with the terms of the Code.

2.They have submitted all required reports and have not engaged in prohibited conduct.

F.Reporting Violations

Access Persons must report violations of the Code promptlyto the NTAM Compliance Department. Retaliation against any Access Person who reports a violation is prohibited. Access Persons must also comply with the policy requiring reporting violations contained in the Northern Trust Corporation Standards of Conduct.

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V.Standards of Business Conduct

Behavior that does not meet the proper standards of market conduct and/or which may disadvantage investors or otherwise may manipulate a market for a security may be deemed market abuse/manipulation.

A.Compliance with Laws and Regulations

Access Persons must comply with all applicable laws and regulations.

Access Persons are not permitted in connection with a security held or to be acquired for a client:

1.to defraud such client in any manner;

2.to mislead such client, including by making a statement that is untrue or omits material facts;

3.to engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;

4.to engage in any manipulative practice with respect to suchclient; or

5.to engage in any manipulative practice with respect to securities.

B.InsiderTrading

Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information as well as communicating material, nonpublic information to others in violation of the law. Access Persons are subject to and must comply with the Northern Trust Corporation Securities Transactions Policy and Procedures and Disclosure Policy.

C.Giftsand Entertainment

Access Persons are subject to and must comply with the policy on Gifts, Meals and Hospitality from clients or vendors contained in the Northern Trust Corporation Standards of Conduct and NTI Gifts and EntertainmentPolicy. Access Persons located in or acting for, NTGIL, TNTCHK, or other Northern affiliated entities within EMEA or APAC must consult with the NTAM Compliance Department to follow the requirements set forth in their local policies.

D.Political Contributions and Pay-to-Play

Access Persons are subject to and must comply with the policies on Political Contributions contained in the Northern Trust Corporation Standards of Conduct and Northern Trust Policy and Procedures Relating to SEC Pay-to-PlayRule (Rule 206(4)-5).

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E.Confidentiality

Client information is confidential. Access Persons must keep all information concerning clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the financial circumstances, the security holdings and advice furnished to the client by the Advisors.

Access Persons are prohibited from sharing information with persons employed by affiliated entities, except for legitimate business purposes and in accordance with applicable policies and procedures.

F.Outside Employment and Activities

In accordance with the Northern Trust Standards of Conduct an Access Person must obtainapproval through MyCompliance to accept outside employment; serve as a director, officer, partner, sole proprietor, consultant, or controlling stockholder of any-for-profit company or entity that is not affiliated with Northern Trust; or serve as an elected or appointed official for any governmental entity, including a school board, village board, zoning board, or otherwise.

VI. Governance

A.Oversight

The Code is governed by the Asset Management Ethics Committee which meets quarterly.

B.Sanctions

Failure to comply with the Code may result in any action that the Asset Management Ethics Committee deems appropriate, including but not limited to a warning, fine, unwinding of a transaction, disgorgement and suspension of trading privileges. Code violations may also result in referral to civil or criminal authorities where appropriate. Notwithstandingany sanctions imposedby the Asset Management Ethics Committee,NorthernTrust maytakeadditional corporateaction uptoand includingtermination.

C.Exceptions to the Code

Exceptions to the requirements of the Code may be granted from time-to-time, in the discretion of the Asset Management EthicsCommittee or the NTAM Compliance Department, based upon individual facts and circumstances. Such exceptions will not serve as precedent for additional exceptions, even under similar circumstances.

VII. RecordkeepingandAdministration

The Advisors'compliance departments shall preserve in an easily accessible place:

1.A copy of the current Code in effect and a copy of any predecessor Code for a period of five years after it was last in effect;

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2.A record of any violation of the Code and any action taken as a result of such violation, for a period of five years from the end of the fiscal year in which the violation occurred;

3.A copy of each report (or broker confirmations and statements provided in lieu thereof) made by an Access Person for a period of five years from the end of the fiscal year in which the report was made, the first two years in an easily accessible place;

4.A list of all Access Persons who are, or within the prior five years have been, required to make reports and a list of all Access Persons responsible for reviewing such reports; and

5.A copy of each report furnished to the board of any registered investment company pursuant to the 1940 Act, describing issues arising under the Code and certifying that the Advisors have adopted procedures reasonably designed to prevent violations of the Code.

6.A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities in initial public offerings and limited offerings, for at least five years after the end of the fiscal year in which the approval was granted.

7.A record of all written acknowledgements for each Access Person who is currently, or within the past five years was, required to acknowledge their receipt of the Code and any amendments thereto. All acknowledgements for an Access Person must be kept for the period such person is an Access Person and until five years after the person ceases to be an Access Person of the Advisors.

8.The Code also adheres to The Northern Trust Company's Records Information Management Program, which governs the retention and destruction of all business records created or received on behalf of firm employees.

As amended: April 1, 2016; July 1, 2017; October 3, 2018; July 1, 2019; April 1, 2

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